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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 30, 2002, except for the third paragraph of Note 5, as to which the date is February 14, 2002, and except for Note 2, as to which the date is March 27, 2002, relating to the financial statements and financial statement schedule, which appear in Fargo Electronics Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 10, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS